UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2017

BLACKROCK CAPITAL

INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 5, 2017 BlackRock Capital Investment Corporation (NASDAQ: BKCC) (“the “Company”) entered into a Second Amendment to the Second Amended and Restated Senior Secured Revolving Credit Facility (the “Revolving Credit Facility”). This most recent amendment extends the maturity date on the Revolving Credit Facility from February 19, 2021 to June 5, 2022, and which will continue to include a ratable amortization in the final year. The interest rate applicable to borrowings continues to generally be LIBOR plus an applicable margin equal to either 1.75% or 2.00% depending on a ratio of the borrowing base to certain indebtedness.

The Revolving Credit Facility continues to include an “accordion” feature that allows the Company, under certain circumstances, to increase the size of the Revolving Credit Facility up to $750 million.

Usage of the Revolving Credit Facility continues to be subject to a borrowing base, and the Revolving Credit Facility continues to be secured by substantially all of the assets of the Company and its consolidated subsidiaries.

In addition, the facility continues to contain customary representations, covenants (including restrictions on the incurrence of additional indebtedness, liens and dividends, and a requirement to maintain a certain minimum amount of shareholder’s equity and a certain minimum ratio of total assets, less all liabilities other than indebtedness, to indebtedness) and events of default.

The description above is only a summary of the material provisions of the Revolving Credit Facility and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Revolving Credit Facility, a copy of which is attached hereto as Exhibit 10.1.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.

The information contained in Item 1.01 to this current report on Form 8-K is incorporated by reference in this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Second Amendment to the Second Amended and Restated Senior Secured Revolving Credit Agreement among BlackRock Capital Investment Corporation, the subsidiary guarantors party thereto, the lenders party thereto and Citibank, N.A. as Administrative Agent

Forward-Looking Statement

Certain statements included herein may constitute a “forward looking statement” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward looking statements made herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date: June 5, 2017	By:	/s/ Donna M. Milia
		Name:	Donna M. Milia
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to the Second Amended and Restated Senior Secured Revolving Credit Agreement among BlackRock Capital Investment Corporation, the subsidiary guarantors party thereto, the lenders party thereto and Citibank, N.A. as Administrative Agent

4